UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

TELA BIO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

1 Great Valley Parkway, Suite 24
Malvern, PA 19355
2026 SPECIAL MEETING OF STOCKHOLDERS
To be Held on October 8, 2026
September 14, 2026
Dear Stockholder:
We are pleased to invite you to attend the 2026 Special Meeting of Stockholders of TELA Bio, Inc., or the Special Meeting, which will be held at 10:00 a.m., Eastern Time, on Thursday, October 8, 2026. The Special Meeting will be held in virtual meeting format only. Stockholders will not be able to attend the Special Meeting physically. We believe that the virtual meeting format enables stockholders to attend and participate from any location around the world at no cost, provides for cost savings to TELA Bio, Inc. and our stockholders, and reduces the environmental impact of our Special Meeting. The Special Meeting can be accessed via the Internet at: https://event.accessnewswire.com/tela-meeting-2026.
Details regarding the business to be conducted at the Special Meeting are more fully described in the accompanying Notice of 2026 Special Meeting of Stockholders, or the Notice, and 2026 Special Meeting Proxy Statement, or the Proxy Statement. Other than the proposals described in the Proxy Statement, our Board of Directors is not aware of any other matters to be presented for a vote at the Special Meeting. We are mailing to our stockholders this Proxy Statement and the accompanying proxy card, or the Proxy Materials. We plan to mail the Proxy Materials on or about September 14, 2026, which will contain instructions on how to access those documents and to cast your vote via the Internet.
Your vote is important. Whether or not you plan to virtually attend the Special Meeting, we encourage you to vote as soon as possible to ensure that your shares are represented. Information about voting methods is set forth in the accompanying Notice and Proxy Statement.
If you have any questions with respect to voting, please call our Chief Executive Officer, Heather Getz, at (484) 320-2930.
Sincerely,
/s/ Joseph Capper Joseph Capper Chairman of the Board of Directors	/s/ Heather Getz Heather Getz Director and Chief Executive Officer
THIS PROXY STATEMENT IS
FIRST BEING MADE AVAILABLE ON OR ABOUT September 14, 2026.

NOTICE OF 2026 SPECIAL MEETING OF STOCKHOLDERS
To be Held on Thursday, October 8, 2026
Dear Stockholders:
NOTICE IS HEREBY GIVEN that the 2026 Special Meeting of Stockholders of TELA Bio, Inc., or the Special Meeting, will be held on Thursday, October 8, 2026, at 10:00 a.m. Eastern Time. The purpose of the meeting is the following:
1.
The approval of an amendment to our Fourth Amended and Restated Certificate of Incorporation, or Certificate of Incorporation, to combine outstanding shares of our common stock, par value $0.001 per share, or Common Stock, into a lesser number of outstanding shares, or the Reverse Stock Split, by a ratio of not less than one-for-five and not more than one-for-fifteen, with the exact ratio to be set within this range by our board of directors, or the Board, in its sole discretion, or the Reverse Stock Split Proposal or Proposal 1; and

2.
The approval of an adjournment of the Special Meeting, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes in favor of Proposal 1, or the Adjournment Proposal or Proposal 2.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of 2026 Special Meeting of Stockholders, or the Notice.
MEETING INFORMATION
Date:	October 8, 2026
Time:	10:00 a.m.
Website Address:	The meeting can be accessed by visiting https://event.accessnewswire.com/tela-meeting-2026, where you will be able to listen to the meeting live, submit questions and vote online. There will be no physical location for stockholders to attend.
Record Date:	You can vote if you were a stockholder of record on September 8, 2026.
Your vote matters. Whether or not you plan to virtually attend the Special Meeting, please ensure that your shares are represented by voting, signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States.
By Order of the Board of Directors,
/s/ Heather Getz
Heather Getz
Chief Executive Officer and Director
September 14, 2026

SUMMARY INFORMATION
To assist you in reviewing this meeting’s proposals, we call your attention to the following proxy summary. This is only a summary; please review this Special Meeting Proxy Statement, or the Proxy Statement, in full.
2026 Special Meeting of Stockholders
Time and Date	Record Date	Website Address
10:00 a.m., Eastern Time, on Thursday, October 8, 2026	September 8, 2026
The meeting can be accessed by visiting https://event.accessnewswire.com/tela-meeting-2026, where you will be able to listen to the meeting live, submit questions and vote online. There will be no physical location for stockholders to attend.

Summary of Stockholder Voting Matters
Voting Matters	For More Information	Board of Directors Recommendation
PROPOSAL 1: The approval of an amendment to our Certificate of Incorporation to combine outstanding shares of our Common Stock into a lesser number of outstanding shares by a ratio of not less than one-for-five and not more than one-for-fifteen, with the exact ratio to be set within this range by the Board, in its sole discretion	Page 6	✓ FOR
PROPOSAL 2: Approval of an adjournment of the Special Meeting to the extent there are insufficient votes at the Special Meeting to approve Proposal 1	Page 16	✓ FOR
Notice of Special Meeting of Stockholders and 2026 Proxy Statement | i

PROXY STATEMENT
This Proxy Statement is being mailed to stockholders of TELA in connection with the solicitation by our Board of proxies to be voted at our Special Meeting and at any postponements or adjournments thereof. The Special Meeting will be held on Thursday, October 8, 2026, at 10:00 a.m., Eastern Time, via the Internet at https://event.accessnewswire.com/tela-meeting-2026.
The Proxy Materials are first being mailed to our stockholders on or about September 14, 2026.
ii | Notice of Special Meeting of Stockholders and 2026 Proxy Statement

GENERAL INFORMATION ABOUT THE MEETING
PROXY SOLICITATION
Our Board is soliciting your vote on matters that will be presented at the Special Meeting and at any adjournment or postponement thereof. This Proxy Statement contains information on these matters to assist you in voting your shares.
This Proxy Statement and the proxy card are being mailed to our stockholders on or about September 14, 2026. This Proxy Statement is available to holders of our common stock at www.envisionreports.com/TELAspc.
Why did I receive a full set of the Proxy Materials, instead of a notice regarding the Internet availability of proxy materials?
We are using the “Full Set Delivery” method of providing proxy materials to stockholders. Because we have elected to utilize the “Full Set Delivery” option, we are delivering to all stockholders of record paper copies of the Proxy Statement and form of proxy card, as well as providing access to those proxy materials on a publicly accessible website. The Proxy Statement, form of proxy card, and the other Special Meeting materials are available on the internet at www.envisionreports.com/TELAspc.
What does it mean if I receive more than one set of Proxy Materials?
If you receive more than one set of Proxy Materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the sets of Proxy Materials to ensure that all of your shares are voted.
STOCKHOLDERS ENTITLED TO VOTE
All stockholders of record of our common stock at the close of business on September 8, 2026, or the Record Date, are entitled to receive the Notice and to vote their shares at the Special Meeting. As of the Record Date, 45,143,410 shares of our common stock were outstanding. Each share is entitled to one vote on each matter properly brought to the meeting.
VOTING METHODS
You may cast your vote in any of the following ways:

MAIL	INTERNET	PHONE	ONLINE AT THE MEETING
Mailing your signed proxy card or voter instruction card.	Using the Internet at www.envision reports.com/TELAspc	Calling toll-free from the United States, U.S. territories and Canada to 1-800-652-VOTE (8683).	You can vote at the meeting at https://event. accessnewswire.com/ tela-meeting-2026
HOW YOUR SHARES WILL BE VOTED
In each case, your shares will be voted as you instruct. If you return a signed card, but do not provide voting instructions, your shares will be voted FOR each of the proposals. If you are the record holder of your shares, you may revoke or change your vote any time before the proxy is exercised. To do so, you must do one of the following:
•
Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted. You may not revoke or change your vote over the Internet or by telephone after 11:59 p.m., Eastern Time, on October 7, 2026.

Notice of Special Meeting of Stockholders and 2026 Proxy Statement | 1

GENERAL INFORMATION ABOUT THE MEETING (continued)
•
Sign a new proxy card and submit it by mail, which must be received no later than October 7, 2026. Only your latest dated proxy card will be counted.

•
Give our Corporate Secretary written notice before or during the meeting that you want to revoke your proxy.

•
Virtually attend the Special Meeting at https://event.accessnewswire.com/tela-meeting-2026. Virtually attending the Special Meeting will not by itself revoke a previously granted proxy.

BENEFICIAL OWNER: SHARES REGISTERED IN THE NAME OF BROKER OR BANK
If your shares are held by your broker, bank or other holder of record as a nominee or agent (i.e., the shares are held in “street name”), you should follow the instructions provided by your broker, bank or other holder of record.
Deadline for Voting.   The deadline for voting by telephone or Internet, other than by virtually attending the Special Meeting, is 11:59 p.m. Eastern Time on October 7, 2026. If you are a registered stockholder and virtually attend the Special Meeting, you may deliver your vote online during the Special Meeting. “Street name” stockholders who wish to vote at the Special Meeting will need to obtain a proxy form from the institution that holds their shares.
BROKER VOTING AND VOTES REQUIRED FOR EACH PROPOSAL
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice has been forwarded to you by your broker, bank or other holder of record who is considered the stockholder of record of those shares. As the beneficial owner, you may direct your broker, bank or other holder of record on how to vote your shares by using the proxy card included in the materials made available or by following their instructions for voting on the Internet.
A broker non-vote occurs when a broker or other nominee that holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares.
If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. Pursuant to the New York Stock Exchange, or NYSE, rules, which are applicable to NYSE-member brokerage firms, if you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposals 1 and 2 are considered to be a discretionary item under the NYSE rules, and your broker or nominee will be able to vote on that item even if it does not receive instructions from you. A broker or nominee may not vote your shares with respect to these non-discretionary items if you have not provided instructions. This is called a “broker non-vote.” As there are no non-discretionary proposals for the Special Meeting, we do not anticipate receiving any broker “non-votes.” We strongly encourage you to submit your proxy with instructions and exercise your right to vote as a stockholder.

2 | Notice of Special Meeting of Stockholders and 2026 Proxy Statement

GENERAL INFORMATION ABOUT THE MEETING (continued)
The following table summarizes how broker non-votes and abstentions are treated with respect to our proposals:
Voting Matters	Votes Required	Treatment of Votes Withheld, Abstentions and Broker Non-Votes	Broker Discretionary Voting
PROPOSAL 1: The approval of an amendment to our Certificate of Incorporation to combine outstanding shares of our Common Stock into a lesser number of outstanding shares by a ratio of not less than one-for-five and not more than one-for-fifteen, with the exact ratio to be set within this range by the Board, in its sole discretion	Majority of the outstanding shares of common stock entitled to vote	Abstentions and broker non-votes will have the effect of a vote against the proposal	Yes
PROPOSAL 2: Approval of an adjournment of the Special Meeting to the extent there are insufficient votes at the Special Meeting to approve Proposal 1	Majority of the outstanding shares of common stock entitled to vote	Abstentions and broker non-votes will have the effect of a vote against the proposal	Yes
QUORUM
We must have a quorum to conduct business at the Special Meeting. A quorum consists of the presence at the Special Meeting, either attending the meeting virtually or represented by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote. For the purpose of establishing a quorum, abstentions, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, and broker non-votes are considered stockholders who are present and entitled to vote, and count toward the quorum. If there is no quorum, the holders of a majority of shares virtually attending the Special Meeting or represented by proxy or the chairman of the meeting may adjourn the Special Meeting to another date.
PROXY SOLICITATION COSTS
We pay the cost of soliciting proxies. Proxies may be solicited on behalf of the Board by mail, telephone, and other electronic means or in person. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
VOTING RESULTS
We will publish final results in a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission, or the SEC, within four business days following the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

Notice of Special Meeting of Stockholders and 2026 Proxy Statement | 3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of common stock as of September 1, 2026, except to the extent indicated otherwise in the footnotes, by (a) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (b) each named executive officer identified, (c) each director, and (d) all executive officers and directors as a group.
The percentage of common stock outstanding is based on 45,143,410 shares of our common stock outstanding as of September 1, 2026. For purposes of the table below, and in accordance with the rules of the SEC, we deem shares of common stock subject to options that are currently exercisable or exercisable within 60 days of September 1, 2026 to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, each of the persons or entities in this table has sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise noted below, the street address of each beneficial owner is c/o TELA Bio, Inc., 1 Great Valley Parkway, Suite 24, Malvern, PA 19355.
	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage
Greater than 5% Stockholders
Entities associated with EW Healthcare Partners, LLC(1)	7,714,709	17.1%
Laurence W. Lytton(2)	2,442,341	6.3%
Stonepine Capital Management, LLC(3)	2,352,032	5.2%
Nantahala Capital Management, LLC(4)	5,794,114	11.3%
North Run Capital, LP(5)	2,662,785	5.9%
Named Executive Officers and Directors
Heather Getz(6)	32,500	*
Antony Koblish(7)	1,776,327	3.8%
Roberto Cuca(8)	390,472	*
Jeffrey Blizard(9)	97,731	*
Guido Neels(10)	1,950	*
Guy Nohra(11)	1,950	*
Paul Thomas(12)	1,950	*
Joseph Capper(13)	8,177	*
William Plovanic(14)	26,780	*
Betty Jo Rocchio(15)	5,850	*
All executive officers and directors as a group (11 persons)	480,736	1.1%

*
Less than 1%

(1)
Consists of (i) 3,031,617 shares of common stock held by EW Healthcare Partners 2, L.P. (“EWHP”) and (ii) 4,683,092 shares of common stock held by EW Healthcare Partners 2-A, L.P. (“EWHPA” and, together with EWHP, the “Funds”), which is based on a Schedule 13D filed with the SEC on June 9, 2026. EW Healthcare Partners 2 GP, L.P. (“EWHP2 GP”) is the general partner of each of the Funds. EW Healthcare Partners 2-UGP, LLC (“EWHP2 General Partner” and, together with EWHP2 GP, the “General Partners”) is the general partner of EWHP2 GP. Each of the General Partners may be deemed to have beneficial ownership over the shares of common stock held by the Funds. EWHP2 GP exercises investment and voting power through a management committee comprised of Martin P. Sutter, R. Scott Barry, Ronald Eastman and

4 | Notice of Special Meeting of Stockholders and 2026 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)
Petri Vainio. The business address for the Funds and the General Partners is 21 Waterway Avenue, Suite 225, The Woodlands, Texas 77380.
(2)
Consists of 2,442,341 shares of common stock held by Laurence W. Lytton, which is based on a Schedule 13G/A filed with the SEC on May 15, 2026. The business address for Lytton is 467 Central Park West, New York, NY 10025.

(3)
Consists of 2,352,032 shares of common stock, which is based on a Form 13F filed with the SEC on February 13, 2026 by Stonepine Capital Management, LLC (“Stonepine”). The business address for Stonepine is 919 NW Bond Street, Suite 204 Bend, OR 97703.

(4)
Consists of 5,794,114 shares of common stock held by Nantahala Capital Management, LLC (“Nantahala”), which is based on a Schedule 13G/A filed with the SEC on August 14, 2026. Nantahala may be deemed to be the beneficial owner of 5,111,588 shares of common stock held by funds and separately managed accounts under its control, and as the managing members of Nantahala, each of Wilmot B. Harkey and Daniel Mack may be deemed to be a beneficial owner of those shares of common stock. The business address for Nantahala is 130 Main St. 2nd Floor, New Canaan, CT 06840.

(5)
Consists of 3,682,489 shares of common stock held by North Run Capital, LP, which is based on a Schedule 13G/A filed with the SEC on May 30, 2025. North Run Capital, LP, a Delaware limited partnership (the “Investment Manager”), North Run Advisors, LLC, a Delaware limited liability company (“North Run”), North Run — Due North Partners, LP, a Delaware limited partnership (“Due North”), North Run GP, LP, a Delaware limited partnership (the “GP”), Todd B. Hammer, Thomas B. Ellis and Michael Bosco (collectively, the “Reporting Persons”). The Investment Manager is the investment manager of certain private pooled investment vehicles, including Due North. Todd B. Hammer, Thomas B. Ellis and Michael Bosco are the limited partners of Due North. The business address of the Investment Manager, North Run, Due North, the GP and the Reporting Persons is 867 Boylston St., 5th Floor #1361, Boston, MA 02116.

(6)
Consists of (i) 32,500 shares of common stock.

(7)
Consists of (i) 641,556 shares of common stock; (ii) 436 shares of common stock issuable upon exercise of warrants to purchase common stock; and (iii) 1,134,771 shares of common stock issuable pursuant to options that are exercisable within 60 days of September 1, 2026. Effective August 3, 2026 Antony Koblish stepped down from his position as the Company’s Chief Executive Officer and the principal executive officer. In addition, on August 3, 2026, Mr. Koblish, a member of the Board, tendered his resignation from the Board.

(8)
Consists of (i) 137,523 shares of common stock; and (ii) 252,949 shares of common stock issuable pursuant to options that are exercisable within 60 days of September 1, 2026. Effective on August 31, 2026, Roberto Cuca stepped down from his position as the Company’s Chief Financial Officer, Chief Operating Officer, Corporate Secretary and principal financial officer.

(9)
Consists of (i) 27,432 shares of common stock; and (ii) 70,299 shares of common stock issuable pursuant to options that are exercisable within 60 days of September 1, 2026.

(10)
Consists of (i) 1,950 shares of common stock issuable pursuant to options that are exercisable within 60 days of September 1, 2026.

(11)
Consists of (i) 1,950 shares of common stock issuable pursuant to options that are exercisable within 60 days of September 1, 2026.

(12)
Consists of (i) 1,950 shares of common stock issuable pursuant to options that are exercisable within 60 days of September 1, 2026.

(13)
Consists of (i) 6,227 shares of common stock; and (ii) 1,950 shares of common stock issuable pursuant to options that are exercisable within 60 days of September 1, 2026.

(14)
Consists of (i) 20,930 shares of common stock; and (ii) 5,850 shares of common stock issuable pursuant to options that are exercisable within 60 days of September 1, 2026.

(15)
Consists of (i) 5,850 shares of common stock issuable pursuant to options that are exercisable within 60 days of September 1, 2026.

Notice of Special Meeting of Stockholders and 2026 Proxy Statement | 5

ITEMS TO BE VOTED ON
PROPOSAL 1:   REVERSE STOCK SPLIT
The Board has approved and declared advisable an amendment to our Certificate of Incorporation to combine the outstanding shares of our Common Stock into a lesser number of outstanding shares, a so-called “reverse stock split.” If approved by the stockholders as proposed, the Board would have the sole discretion to effect the Reverse Stock Split at any time after approval of such amendment and no later than the one year anniversary of such approval and to fix the specific ratio for the Reverse Stock Split, provided that the ratio would be not less than one-for-five and not more than one-for-fifteen. The Board would also have the discretion to abandon the Reverse Stock Split prior to its effectiveness. The Board is hereby soliciting stockholder approval for the Reverse Stock Split Proposal.
If approved by our stockholders, the Reverse Stock Split would permit (but not require) the Board to effect a reverse stock split of the outstanding shares of our Common Stock at any time by a ratio of not less than not less than one-for-five and not more than one-for-fifteen, with the specific ratio to be fixed within this range by the Board in its sole discretion without further stockholder approval. We believe that enabling the Board to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders. In fixing the ratio, the Board may consider, among other things, factors such as: the historical trading price and trading volume of our Common Stock; the number of shares of our Common Stock outstanding; the then-prevailing trading price and trading volume of our Common Stock; the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock; potential financing opportunities; and prevailing general market and economic conditions.
The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing of a Certificate of Amendment setting forth the Reverse Stock Split, or the Certificate of Amendment, with the Secretary of State of the State of Delaware, or at the later time set forth in the Certificate of Amendment. The exact timing of the amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State, the Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.
The proposed form of amendment to our Certificate of Incorporation to effect the Reverse Stock Split is attached as Appendix A to this proxy statement. Any amendment to our Certificate of Incorporation to effect the reverse stock split will include the reverse stock split ratio fixed by the Board, within the range approved by our stockholders.
Reasons for the Reverse Stock Split
Our primary objective in effectuating the Reverse Stock Split would be to attempt to raise the per-share trading price of our Common Stock to meet Nasdaq’s listing requirements, which requires, among other things, that our Common Stock have a per share bid price that is greater than or equal to $1.00 per share. On September 1, 2026, the closing bid price for our Common Stock on Nasdaq (as defined below) was $0.79 per share. The Board also believes that a higher stock price may help generate investor interest in the Company.
Nasdaq Listing Requirements
The Company’s Common Stock is currently listed on the Nasdaq Global Market under the symbol TELA. As previously disclosed, on March 17, 2026, the Company received a deficiency letter, or the Nasdaq Letter, from The Nasdaq Stock Market LLC, or Nasdaq notifying the Company that, for the last 30 consecutive business days, the closing bid price of the Company’s Common Stock had not been maintained at the minimum required closing bid price of at least $1.00 per share, as required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2), or the Bid Price Rule.
In accordance with Nasdaq Listing Rule 5810(c)(3), the Company had 180 calendar days, or until September 14, 2026, to regain compliance with the Bid Price Rule. During such compliance period, if the Common Stock had a
6 | Notice of Special Meeting of Stockholders and 2026 Proxy Statement

ITEMS TO BE VOTED ON (continued)
closing bid price of $0.10 or less for ten consecutive trading days, Nasdaq would have been entitled to issue a Staff Delisting Determination, with the potential opportunity for the Company to appeal such determination.
Subsequently, the Company is currently ineligible for the additional 180 calendar day compliance period, as the Company is currently non-compliant with the stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1), or the Stockholders’ Equity Requirement, for listing on the Nasdaq Capital Market. However, the Company continues to be compliant with the continued listing requirements of the Nasdaq Global Market other than the Bid Price Rule. The Company plans to request a hearing with the Nasdaq Hearings Panel, or the Panel, to (i) stay any further delisting action, (ii) submit a compliance plan, under Nasdaq Listing Rule 5810(c)(2) to satisfy the Bid Price Rule and (iii) seek to be granted an exception for continued listing. There can be no assurance that the reverse stock split will achieve any of the desired results and/or ensure the Panel will grant us an exception to continue listing. There also can be no assurance that the Panel will accept the Company’s compliance plan or that the Company’s compliance plan will be successful to regaining compliance with the Bid Price Rule.
Failure to approve the Reverse Stock Split may have serious, adverse effects on the Company and its stockholders. Our Common Stock could be delisted from Nasdaq because shares of our Common Stock may continue to trade below the requisite $1.00 per share price needed to comply with the listing requirements of Nasdaq and maintain our listing. The Panel may not accept our compliance plan if the Reverse Stock Split has not been approved. Our shares may then be quoted on the OTC Bulletin Board or other small trading markets, which are generally considered to have less volume and be less efficient markets. We believe an investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange, or other reasons. In that event, the Common Stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and may be avoided by retail and institutional investors, resulting in the impaired liquidity of our Common Stock.
As of the Record Date, our Common Stock closed at $0.83 per share on Nasdaq. The Reverse Stock Split, if effected, should have the immediate effect of increasing the price of our Common Stock as reported on Nasdaq, therefore reducing the risk that our Common Stock could be delisted from Nasdaq. However, we cannot assure you that the price of our Common Stock will not decline after the Reverse Stock Split. Under new Nasdaq Rule 5810(c)(3)(A)(iv), if the price of our Common Stock fails to satisfy the $1.00 minimum bid price requirement for a 30 consecutive trading day period within one year after effectiveness of the Reverse Stock Split or if the Company has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, then the Company shall not be eligible for any compliance period specified in Rule 5810(c)(3)(A) and the Listing Qualifications Department will issue a Staff Delisting Determination under Rule 5810 with respect to that security, then the Common Stock would be subject to delisting by Nasdaq without any opportunity for a cure period.
Our Board strongly believes that the Reverse Stock Split is necessary to support our compliance plan and to maintain our listing on Nasdaq. Accordingly, the Board recommended that our shareholders approve the Reverse Stock Split Proposal to effect the Reverse Stock Split and directed that this proposal be submitted to our shareholders for approval at the Special Meeting, including for the reasons discussed below.
Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company
An increase in our stock price may make our Common Stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients lower-priced securities. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our Common Stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Giving the Board the ability to effect the Reverse Stock Split, and thereby increase the price of our Common Stock, would give the Board the ability to address these issues if it is deemed necessary.

Notice of Special Meeting of Stockholders and 2026 Proxy Statement | 7

ITEMS TO BE VOTED ON (continued)
Improve the Perception of Our Common Stock as an Investment Security
The Board believes that effecting the Reverse Stock Split is one potential means of increasing the share price of our Common Stock to improve the perception of our Common Stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our Common Stock, but also our market liquidity.
Risks Associated with the Reverse Stock Split
There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in an extended increase in the per share price of our Common Stock.
The Company cannot predict whether the Reverse Stock Split will increase the market price for our Common Stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:
•
the market price per share will achieve the $1.00 minimum bid price requirement for a sufficient period for our Common Stock to be approved for continued listing by Nasdaq;

•
we would otherwise meet the listing requirements that would allow continued listing of our Common Stock on Nasdaq;

•
the market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding before the effective time of the Reverse Stock Split, or the Effective Time;

•
the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower-priced stocks;

•
the Reverse Stock Split will result in a per share price that will increase the ability of the Company to attract and retain employees; and

•
the Reverse Stock Split would promote greater liquidity for our shareholders with respect to their shares.

In addition, the Reverse Stock Split would reduce the number of outstanding shares of our Common Stock without reducing the number of shares of available but unissued Common Stock, increasing the number of authorized but unissued shares of Common Stock. Therefore, the number of shares of our Common Stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our Common Stock following the Reverse Stock Split. The Board may authorize the issuance of the remaining authorized and unissued shares without further stockholder action for a variety of purposes, except as such shareholder approval may be required in particular cases by our Certificate of Incorporation, applicable law, or the rules of any stock exchange on which our securities may then be listed. The issuance of additional shares would be dilutive to our existing shareholders and may cause a decline in the trading price of our Common Stock.
The market price of our Common Stock will also be based on the performance of the Company and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of the overall market capitalization of the Company may be greater than would occur in the absence of the Reverse Stock Split.
In evaluating the Reverse Stock Split, in addition to the considerations described above, the Board also took into account various negative factors associated with reverse stock splits generally. These factors include: the negative perception of reverse stock splits held by some investors, analysts, and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined in share price and corresponding market capitalization; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split.
We also believe that the low market price of our Common Stock impairs its acceptability to important segments of the institutional investor community and the investing public. Many investors look upon low-priced stock as

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speculative in nature and, as a matter of policy, avoid investment in such stocks. Moreover, the low market price of our Common Stock may have reduced the effective marketability of our shares because of the reluctance of many brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.
In order to provide flexibility, the Board is seeking stockholder approval for a range of reverse split ratios of not less than less than one-for-five and not more than one-for-fifteen.
We believe that enabling the Board to set the exact reverse split ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining whether to implement the Reverse Stock Split and selecting the exchange ratio, the Board will consider factors such as:
•
The total number of shares of Common Stock outstanding;

•
The historical trading price and trading volume of our Common Stock;

•
The then prevailing trading price and trading volume for our Common Stock;

•
The anticipated impact of the Reverse Stock Split on the trading price of and market for our Common Stock;

•
Potential financing opportunities; and

•
Prevailing general market and economic conditions.

Reducing the number of outstanding shares of our Common Stock through a Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.
The Board will have sole discretion as to any implementation of, and the exact timing and actual ratio of, the Reverse Stock Split within the range of ratios specified in this Proposal 1 and within one year after the date of the Special Meeting. The Board of Directors may also determine that the Reverse Stock Split is no longer in the best interests of our Company and our stockholders and decide to abandon the Reverse Stock Split at any time before, during or after the Special Meeting and prior to its effectiveness, without further action by the stockholders.
The Reverse Stock Split alone would have no effect on our authorized capital stock, and the total number of authorized shares would remain the same as before the reverse stock split. This would have the effect of increasing the number of shares of Common Stock available for issuance. As of the Record Date, the number of authorized shares of our Common Stock was 200,000,000 shares, which will not be affected by the Reverse Stock Split.
The additional available shares would be available for issuance from time to time at the discretion of the Board when opportunities arise, without further stockholder action or the related delays and expenses, except as may be required for a particular transaction by law, the rules of any exchange on which our securities may then be listed, or other agreements or restrictions. There are no preemptive rights relating to the Common Stock. As such, any issuance of

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ITEMS TO BE VOTED ON (continued)
additional shares of Common Stock would increase the number of outstanding shares of Common Stock and (unless such issuance was pro rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly.
The table below illustrates certain, but not all, possible reverse stock split ratios, together with the implied number of issued and outstanding shares of the Common Stock resulting from implementation of the Reverse Stock Split based on 45,143,410 shares of the Common Stock outstanding as of September 1, 2026.
	Current	After Reverse Stock Split if 5:1 is Selected(1)	After Reverse Stock Split if 10:1 is Selected(1)	After Reverse Stock Split if 15:1 is Selected(1)
Authorized Shares of Common Stock	200,000,000	200,000,000	200,000,000	200,000,000
Authorized Shares of Preferred Stock	10,000,000	10,000,000	10,000,000	10,000,000
Shares of common stock issued and outstanding	45,143,410	9,028,682	4,514,341	3,009,560
Common stock issuable upon exercise of stock options	5,654,370	1,130,874	565,437	376,958
Common Stock issuable upon exercise of warrants	14,711,556	2,942,311	1,471,155	980,770
Common stock issuable upon vesting of restricted stock units	2,095,825	419,165	2,09,582	139,721
Common stock reserved under the 2019 Plan for future grants	445,786	89,157	44,578	29,719
Common stock reserved under the 2019 Equity Plan for future grants	5,665,635	1,133,127	566,563	377,709
Authorized but unissued and reserved	136,283,418	27,256,683	13,628,341	9,085,561

(1)
Excludes the effect of fractional share treatment.

We are exploring various sources of financing, including through potential future sales of Common Stock or other securities. There can be no assurance, however, even if the Reverse Stock Split is approved and implemented, that any financing transaction would be undertaken or completed. If we are unable to successfully raise sufficient additional capital, through future sales of Common Stock or other securities or through strategic and collaborative arrangements, we will not have sufficient cash to fund our planned business operations and or may not be able to continue as a going concern.
As of the Record Date, we had 45,143,410 shares of Common Stock issued and outstanding, 5,654,370 shares of Common Stock reserved for issuance upon the exercise of outstanding options, 2,095,825 shares reserved for issuance upon vesting of restricted stock units, 14,711,556 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants, 5,665,635 shares of Common Stock reserved for future issuances under the Company’s Amended and Restated 2019 Equity Incentive Plan, or the 2019 Equity Plan and 445,786 shares of Common Stock reserved for future issuances under the Company’s 2019 Employee Stock Purchase Plan, as amended, or the 2019 Plan. As of the Record Date, we have no shares of preferred stock outstanding, which will not change with the effectiveness of the Reverse Stock Split.
Procedure for Implementing the Reverse Stock Split
The Effective Time, if approved by stockholders and implemented by the Company, will be the date and time set forth in the Certificate of Amendment that is filed with the Delaware Secretary of State. If the Reverse Stock Split

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Proposal is approved and the Board determines to proceed with the Reverse Stock Split, the exact timing of the filing of the Certificate of Amendment will be determined by our Board.
If, at any time prior to the filing of the Certificate of Amendment with the Delaware Secretary of State, notwithstanding stockholder approval, and without further action by the stockholders, the Board, in its sole discretion, determines that it is in the Company’s best interests and the best interests of the Company’s stockholders to delay the filing of the Certificate of Amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned. The Company reserves the right to abandon a reverse stock split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the Certificate of Amendment, even if the authority to effect the Reverse Stock Split has been approved by our stockholders. By voting in favor of the Reverse Stock Split Proposal, you are expressly also authorizing the Board to delay, not to proceed with, and abandon, the Reverse Stock Split if it should so decide, in its sole discretion, that such action is in the best interests of the Company and its stockholders.
Beneficial Holders of Common Stock
Upon the implementation of the Reverse Stock Split, we intend to treat shares of our Common Stock held by stockholders through a bank, broker or other nominee in the same manner as registered stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers or other nominees.
Registered “Book-Entry” Holders of Common Stock
Certain of our registered holders of Common Stock may hold some or all of their shares of our Common Stock electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts.
Stockholders who hold shares of our Common Stock electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split Common Stock.
STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
Fractional Shares
We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive cash in lieu of such fractional share.
Effect of the Reverse Stock Split on Outstanding Stock Options, Warrants and Employee Plans
Based upon the reverse stock split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders to purchase shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options or warrants upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the reverse stock split ratio.
Potential Effects of the Reverse Stock Split
If our stockholders approve the Reverse Stock Split and the Board effects it, the number of shares of Common Stock authorized and issued and outstanding will be reduced due to the Reverse Stock Split, depending upon the

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ITEMS TO BE VOTED ON (continued)
ratio determined by the Board. The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described above in “— Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive the Fractional Share Payment (as defined below in the Certificate of Amendment) automatically and without any action by the holder. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).
The Reverse Stock Split will not change the terms of the Common Stock. After the Reverse Stock Split, the shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. The Common Stock will remain fully paid and non-assessable. The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.
After the Effective Time, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Subject to our compliance with applicable continued listing requirements, our Common Stock will continue to be listed on the Nasdaq Global Market and traded under the symbol “TELA,” although the exchange will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Time to indicate that a Reverse Stock Split has occurred. If a Reverse Stock Split is effected, then after the Effective Time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures, or CUSIP number, which is a number used to identify our equity securities, and stock certificates for our Common Stock with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described above under “— Procedure for Implementing the Reverse Stock Split.” The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.
After the Effective Time, the post-split market price of our Common Stock may be less than the pre-split price multiplied by the reverse stock split ratio. In addition, a reduction in number of shares outstanding may impair the liquidity for our Common Stock, which may reduce the value of our Common Stock.
In addition, a Reverse Stock Split would result in an increased proportion of unissued authorized shares to issued shares, which could have possible anti-takeover effects and could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in our control or management (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us with another company). These authorized but unissued shares could (within the limits imposed by applicable law) be issued in one or more transactions that could make a change of control of the Company more difficult, and therefore more unlikely, or used to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders. For example, without further stockholder approval, our Board could (within the limits imposed by applicable law) strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor our then current Board, or the shares could be available for potential issuance pursuant to a shareholder rights plan. The additional authorized shares could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons that would support the Board in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board although perceived to be desirable by some stockholders. The issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Despite these possible anti-takeover effects, this proposal has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt or any effort of which we are aware to accumulate our stock or to obtain control of our company by means of a merger, tender offer, solicitation in opposition to management or otherwise (nor is our Board currently aware of any such attempts directed at us). Nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by us to deter or prevent changes in our control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

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Accounting Matters
The proposed amendment to our Certificate of Incorporation will not affect the par value of our Common Stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced in the same proportion as the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be reclassified for prior periods to conform to the post-Reverse Stock Split presentation.
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion summarizes certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. This summary addresses the tax consequences only to U.S. Holders. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is or is treated as:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. Federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust if either a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons (within the meaning of Section 7701(a)(30) of Internal Revenue Code, or the Code) have the authority to control all substantial decisions of such trust, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

This summary is based upon current provisions of the Code, existing Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to us or our stockholders as described in this summary. No ruling from the IRS has been or will be requested in connection with the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge.
No attempt has been made to comment on all U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to particular U.S. Holders, including holders that: (i) are subject to special tax rules such as dealers, brokers and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities; (ii) acquired their shares in connection with stock options, stock purchase plans or other compensatory transactions; (iii) hold their shares as a hedge or as part of a hedging, straddle, “conversion transaction”, “synthetic security”, integrated investment or any risk reduction strategy; (iv) are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities; (v) do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code); (vi) hold their shares through individual retirement or other tax-deferred accounts; or (vii) who have a functional currency for U.S. federal income tax purposes other than the U.S. dollar.
In addition, the following discussion does not address state, local or foreign tax consequences of the Reverse Stock Split, the Medicare tax on net investment income, U.S. federal estate and gift tax, the alternative minimum tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. The discussion generally assumes that for U.S. federal income tax purposes, the Reverse Stock Split will not be integrated or otherwise treated as part of a unified transaction with any other transaction.

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ITEMS TO BE VOTED ON (continued)
Cash in Lieu of Fractional Shares
We will not issue fractional shares in connection with the Reverse Stock Split. For purposes of the discussion below, a “U.S. Holder” is any beneficial owner of shares of our common stock that is not a partnership and, for U.S. federal income tax purposes, is or is treated as described above.
A U.S. Holder who receives cash in lieu of a fractional share of common stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A U.S. Holder who receives cash in lieu of a fractional share in the Reverse Stock Split and whose proportionate interest in us is reduced (after taking into account certain constructive ownership rules) should generally recognize capital gain or loss in an amount equal to the difference between the amount of the cash received and the portion of such holder’s adjusted tax basis in the shares of common stock surrendered that is allocated to the fractional share. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock surrendered exceeded one year at the effective time of the Reverse Stock Split. A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split and whose proportionate interest in us is not reduced (after taking into account certain constructive ownership rules) should generally be treated as having received a distribution that will be treated first as dividend income to the extent paid out of our current or accumulated earnings and profits, and then as a tax-free return of capital to the extent of the U.S. holder’s tax basis in our common stock, with any remaining amount being treated as capital gain. U.S. Holders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.
U.S. Holders (other than corporations and certain other exempt recipients) may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. U.S. Holders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed Internal Revenue Service, or the IRS, Form W-9) may also be subject to backup withholding at the applicable rate. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is properly furnished in a timely manner to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
General Tax Treatment of the Reverse Stock Split
The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368(a) of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. Holder generally will not recognize gain or loss upon the exchange of our Common Stock for a lesser number of shares of Common Stock, based upon the reverse stock split ratio. A U.S. Holder’s aggregate tax basis in the lesser number of shares of Common Stock received in the Reverse Stock Split will be the same such U.S. Holder’s aggregate tax basis in the shares of our Common Stock that such U.S. Holder owned prior to the Reverse Stock Split. The holding period for the Common Stock received in the Reverse Stock Split will include the period during which a U.S. Holder held the shares of our Common Stock that were surrendered in the Reverse Stock Split. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our Common Stock surrendered to the shares of our Common Stock received pursuant to the Reverse Stock Split. U.S. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
THE FOREGOING IS A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.
Amendment Effective Date
If the proposed amendment to the Certificate of Incorporation as described in this Proposal 1 is approved by the stockholders, upon the Board’s determination, if any, to effectuate the Reverse Stock Split and of the ratio (within

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ITEMS TO BE VOTED ON (continued)
the range approved pursuant to this Proposal 1) of such Reverse Stock Split, the Company will file the Certificate of Amendment reflecting the adopted amendment with the Secretary of State of the State of Delaware. The Certificate of Amendment will be effective upon its filing or at such later time as specified in the Certificate of Amendment. If the stockholders do not approve this Proposal 1, the Certificate of Amendment will not be filed with the Secretary of State of the State of Delaware.
Dissenters’ Rights
No dissenters’ rights are available under the General Corporation Law of the State of Delaware or under the Certificate of Incorporation or our Third Amended and Restated Bylaws, or the Bylaws, to any stockholder who dissents from this Proposal 1.
No Appraisal Rights
Our stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.
Interests of Directors and Executive Officers
Our directors and executive officers do not have substantial interest, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of Common Stock or any other of our securities.
Reservation of Right to Abandon Reverse Stock Split
At any time before October 30, 2026, we reserve the right to abandon the Reverse Stock Split without further action by our stockholders before the effectiveness of the filing with the Secretary of State of the State of Delaware the Certificate of Amendment, even if the authority to effect the Reverse Stock Split has been approved by our stockholders at the Special Meeting. By voting in favor of the Reverse Stock Split, you are expressly also authorizing the Board to delay, not to proceed with, and abandon, the Reverse Stock Split if it should so decide, in its sole discretion, that such action is in the best interests of the Company and its stockholders.
Vote Required; Board Recommendation
The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting will be required to approve this proposal. Abstentions and broke non-votes will have the effect of a vote against the proposal.

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ITEMS TO BE VOTED ON (continued)
PROPOSAL 2:   APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING TO THE EXTENT THERE ARE INSUFFICIENT VOTES AT THE SPECIAL MEETING TO APPROVE PROPOSAL 1
In the event that the number of shares of common stock present virtually or represented by proxy at the Special Meeting and voting “FOR” the adoption of Proposal 1 in this Proxy Statement are insufficient to approve such proposals, we may move to adjourn the Special Meeting in order to enable us to solicit additional proxies in favor of the adoption of such proposals. If our stockholders approve this proposal, we could adjourn the Special Meeting without a vote on Proposal 1 to solicit additional proxies and/or to seek to convince stockholders to change their votes in favor of such proposals. If the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the Special Meeting.
For the avoidance of doubt, any proxy authorizing the adjournment of the Special Meeting shall also authorize successive adjournments thereof, at any meeting so adjourned, to the extent necessary for us to solicit additional proxies in favor of the adoption of such proposals.

16 | Notice of Special Meeting of Stockholders and 2026 Proxy Statement

OTHER INFORMATION
OTHER MATTERS
The Special Meeting is called for the purposes set forth in the Notice. Our Board does not know of any other matters to be considered by the stockholders at the Special Meeting, other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Special Meeting and that are not known to our Board at the date this Proxy Statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.
HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of our documents, including the proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to TELA Bio, Inc., 1 Great Valley Parkway, Suite 24, Malvern, PA 19355, Attention: Corporate Secretary, telephone: (484) 320-2930. If you want to receive separate copies of the proxy statement to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder or you may contact us at the above address and phone number.
AVAILABILITY OF MATERIALS
Our 2025 Annual Report, including the financial statements and financial statement schedules, has been filed with the SEC and provides additional information about us, which is incorporated by reference herein. It is available on the Internet at www.telabio.com and is available in paper form (other than exhibits thereto) by first class mail or other equally prompt means to beneficial owners of our common stock, without charge, upon written request to Corporate Secretary, TELA Bio, Inc., 1 Great Valley Parkway, Suite 24, Malvern, PA 19355. In addition, it is available to beneficial and record holders of our common stock at www.envisionreports.com/TELAspc.
Notice of Special Meeting of Stockholders and 2026 Proxy Statement | 17

APPENDIX A
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION OF
TELA BIO, INC.
TELA Bio, Inc. (the “Corporation”), a corporation organized and existing under the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:
1.
The name of this corporation is TELA Bio, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 17, 2012. Pursuant to Section 242 of the DGCL, this Certificate of Amendment (this “Amendment”) amends certain provisions of the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).

2.
This Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.

3.
This Amendment hereby amends Article FOURTH of the Certificate of Incorporation by adding the following paragraphs after the first paragraph of FOURTH, as follows:

“Upon the filing and effectiveness (the “Effective Time”) of this Amendment pursuant to Section 242 of the DGCL, each (  ) shares of Common Stock issued and outstanding (or held in treasury) immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be combined into one (1) fully paid and nonassessable share of Common Stock (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “reverse stock split”). The combination of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time without any further action on the part of the Corporation or the holders of any outstanding shares of Old Common Stock and whether or not certificates representing such holders’ shares of Old Common Stock prior to the reverse stock split are surrendered for cancellation. Upon the Effective Time, all references to “Common Stock” in this Certificate shall be to the New Common Stock.
The reverse stock split will be effectuated on a stockholder-by-stockholder basis. No fractional shares will be issued as a result of the reverse stock split and, in lieu thereof, upon surrender after the Effective Time of a book-entry position which formerly represented shares of Old Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of New Common Stock as a result of the reverse stock split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of a share of New Common Stock to which such holder would otherwise be entitled multiplied by the closing price per share of the New Common Stock on The Nasdaq Stock Market LLC at the close of business on the date prior to the Effective Time. Each book-entry form in the records of the Corporation’s transfer agent that were issued and outstanding immediately prior to the Effective Time represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such book-entry position shall have been reclassified and combined, subject to the elimination of fractional shares set forth above, any holder who would otherwise be entitled to a fractional share of New Common Stock as a result of the reverse stock split (after aggregating all fractional shares), following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.”
4.
Except as set forth in this Amendment, the Certificate of Incorporation remains in full force and effect.

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Notice of Special Meeting of Stockholders and 2026 Proxy Statement | A-1

APPENDIX A (continued)
IN WITNESS WHEREOF, this Certificate of Amendment to the Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this                  , day of            2026.
TELA BIO, INC.
By:
Name:
Heather Getz

Title:
Chief Executive Officer

A-2 | Notice of Special Meeting of Stockholders and 2026 Proxy Statement

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.OnlineGo to www.envisionreports.com/TELAspc or scan the QR code — login details are located in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaSave paper, time and money! Sign up for electronic delivery at www.envisionreports.com/TELAspc 2026 Special Meeting Proxy CardIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals X – X and for every X YEARS on Proposal X.ForAgainst AbstainForAgainst Abstain 1. The approval of an amendment to our Certificate of Incorporation to combine outstanding shares of our Common Stock into a lesser number of outstanding shares by a ratio of not less than one-for-five and not more than one-for-fifteen, with the exact ratio to be set within this range by the Board, in its sole discretion. 2. Approval of an adjournment of the Special Meeting to the extent there are insufficient votes at the Special Meeting toapprove Proposal 1. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box.1 U P X

2026 Special Meeting Admission2026 Special Meeting of TELA Bio, Inc. October 8, 2026, 10:00 a.m. E.S.T.The 2026 Special Meeting will be conducted online. Please visit the website https://event.accessnewswire.com/tela-meeting-2026 to register to attend the virtual meeting.We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2025 Annual Report and Proxy Statement are available at www.envisionreports.com/TELAspcSmall steps make an impact.Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/TELAspcIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.TELA Bio, Inc.Notice of 2026 Special Meeting of StockholdersProxy Solicited by Board of Directors for Special Meeting — October 8, 2026Heather Getz and Joseph Capper, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of TELA Bio, Inc. to be held on October 8, 2026 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1 and 2.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below.Comments — Please print your comments below.